EXHIBIT 99-2


                          CALIFORNIA AMPLIFIER, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements include the pro forma condensed combined balance sheet of California Amplifier at February 28, 2004, which gives effect to the acquisition of Vytek by California Amplifier as if the transaction were consummated on that date. The pro forma condensed combined balance sheet combines California Amplifier's balance sheet as of February 28, 2004 and Vytek's balance sheet as of December 31, 2003.

     Also presented is the pro forma condensed combined statement of operations of California Amplifier for the year ended February 28, 2004, giving effect to the acquisition of Vytek as if it had been consummated on March 1, 2003. The pro forma condensed combined statement of operations for the year ended February 28, 2004 combines the results of California Amplifier for its fiscal year then ended and Vytek's results for its fiscal year ended December 31, 2003.

     These pro forma financial statements are based on the combined historical statements of California Amplifier and Vytek, giving effect to the acquisition by California Amplifier of Vytek under the purchase method of accounting, and to the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments set forth in the following unaudited pro forma condensed combined financial statements are estimates and may differ from the actual adjustments when they become known.

     Vytek was formed in April 2000 and grew principally through a "roll-up" process in which it acquired seven privately held companies from September 2000 through April 2003. Consequently, the historical financial statements of Vytek for the year ended December 31, 2003 include nonrecurring costs and expenses in connection with acquiring and integrating certain of these companies into Vytek's business that have not been eliminated in the accompanying pro forma condensed combined statement of operations. Furthermore, the following unaudited pro forma condensed combined financial statements do not give effect to certain cost and expense savings that management of California Amplifier believes may be realized following the acquisition of Vytek. These savings are expected to be realized primarily through integration of Vytek's operations with California Amplifier's operations and elimination of redundant corporate functions.

                              California Amplifier, Inc.
               Pro Forma Condensed Combined Balance Sheet (Unaudited)
                                February 28, 2004
                                  (In thousands)

                                             Historical
                                     -----------------------
                                     California                  Pro Forma       Pro Forma
                                      Amplifier     Vytek (A)   Adjustments        Total
                                     ----------    ---------    -----------      ---------
                 ASSETS
Current assets:
  Cash and cash equivalents          $  22,885      $  2,458     $  (2,600)(B)    $ 22,743
  Accounts receivable, net              18,579         6,696                        25,275
  Inventories, net                      20,253         1,311            24 (C)      21,588
  Costs and estimated earnings
   in excess of billings on
   uncompleted contracts                   -           1,755                         1,755
  Deferred income tax assets             2,404                                       2,404
  Prepaid expenses and other
   current assets                        3,244           742                         3,986
                                       -------       -------        ------         -------
      Total current assets              67,365        12,962        (2,576)         77,751

Property and equipment, net              4,381         1,580           (50)(D)       5,911
Deferred income tax assets,
 less current portion                    4,359           -                           4,359
Goodwill                                20,938        22,737       (22,737)(E)      98,505
                                                                    77,567 (F)

Intangible assets, net                     -           2,774        (2,774)(E)       4,476
                                                                     4,476 (G)
Other assets                               599         2,130                         2,729
                                       -------       -------       -------         -------
                                      $ 97,642      $ 42,183      $ 53,906        $193,731
                                       =======       =======       =======         =======

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank line of credit and current
   portion of long-term debt          $  3,603      $  3,223                      $  6,826
  Accounts payable                      17,395         1,991                        19,386
  Accrued payroll and employee
   benefits                              1,513         1,629                         3,142
  Accrued expenses and other
   current liabilities                   2,078         2,334         1,375 (H)       6,537
                                                                       750 (I)
  Deferred revenue                         -           2,083          (715)(J)       1,368
                                       -------       -------        ------         -------
      Total current liabilities         24,589        11,260         1,410          37,259
                                       -------       -------       -------         -------
Long-term debt                           7,690           123                         7,813
                                       -------       -------       -------         -------
Other non-current liabilities              -             258                           258
                                       -------       -------       -------         -------
Redeemable convertible preferred stock     -          50,270      (50,270)(K)            0
                                       -------       -------       -------         -------
Stockholders' equity:
  Common stock and additional
   paid-in capital                      44,635        28,809      (28,809)(K)      137,738
                                                                   93,103 (L)
  Less common stock held in escrow                                 (9,594)(L)       (9,594)
  Stock subscriptions receivable                         (29)          29 (K)            0
  Unearned stock compensation                         (1,966)       1,966 (K)            0
  Retained earnings (accumulated
   deficit)                             21,550       (46,542)      46,542 (K)       21,079
                                                                     (471)(H)
  Accumulated other comprehensive loss    (822)          -                            (822)
                                       -------       -------      -------          -------
      Total stockholders' equity
       (deficit)                        65,363       (19,728)     102,766          148,401
                                       -------       -------      -------          -------
                                      $ 97,642      $ 42,183     $ 53,906         $193,731
                                       =======       =======      =======          =======


                          California Amplifier, Inc.
             Notes to Pro Forma Condensed Combined Balance Sheet
                    (In thousands except per share amounts)


(A) The amounts shown for Vytek are the historical amounts for Vytek as of December 31, 2003.

(B) To reflect cash paid for direct costs of acquisition .......... $ (2,600)
                                                                      ======
(C) To write-up finished goods inventory to fair value ............ $     24
                                                                      ======
(D) To adjust Vytek's property and equipment to fair value ........ $    (50)
                                                                      ======
(E) To eliminate Vytek's goodwill and intangible asset balances.

(F) To reflect as goodwill the excess of cost over the fair
     value of assets acquired and liabilities assumed (see
     computation at (M) below) .................................... $ 77,567
                                                                      ======
(G) To record identifiable intangible assets arising from
     the California Amplifier - Vytek merger:
       Developed / core technology ..................... $ 3,349
       In-process research and development .............     471
       Customer relationships and database .............   1,127
                                                           -----
                                                           4,947
       Less write-off of in-process
        research and development (1) ..................     (471)
                                                           -----
       Intangible assets recorded at
        time of merger ............................................. $ 4,476
                                                                       =====

    (1) California Amplifier will record an immediate write-off of in-process research and development costs in the amount of $471 at the consummation of merger with Vytek, which will be reflected as a nonrecurring charge in California Amplifier's actual income statement for the period which includes the closing of the merger transaction. In-process research and development consists of a next-generation software version that provides urgent messaging and remote problem resolution for distributed organizations. For purposes of valuing this in-process research and development, it is assumed that: (i) this new software would be introduced in 2004; (ii) that annual revenue would range between $1.6 million and $2.1 million in 2004 through 2008; (iii) annual revenues from this product are allocated 50% to in-process research and development and 50% to core technology; (iv) the gross margin percentage is 80%; and (v) the operating margin is approximately 45% in years 2005 though 2008. The projected after-tax cash flows were then present valued using a discount rate of 23%.

(H) To accrue Vytek's merger-related non-recurring expenses ........ $ 1,375
                                                                      ======

(I) To accrue estimated merger integration costs ................... $   750
                                                                      ======
(J) To adjust deferred revenue to fair value ....................... $  (715)
                                                                      ======
(K) To eliminate historical equity balances of Vytek.

(L) To reflect California Amplifier common
    stock issued as consideration for the
    purchase, as follows:
                                                            Deposited
                                                Issued to  to escrow
                                                 sellers   account(2)  Total
                                                  -----     -------    -----
    Number of common stock shares issued (000s) 7,268.7      854.7   8,123.4
    Fair market value per share (3)             $ 11.26    $ 11.26
                                                 ------     ------
    Value of shares issued                      $81,846    $ 9,624   $91,470
    Less stock registration costs                  (270)       (30)     (300)
                                                 ------     ------    ------
    Fair value of shares issued net
     of registration costs                       81,576      9,594    91,170

    Fair value of fully vested Vytek stock
     options and warrants assumed by
     California Amplifier (4)                     1,933                1,933
                                                 ------     ------    ------
    Recorded value of common stock issued
     and assumed options and warrants           $83,509    $ 9,594   $93,103
                                                 ======     ======    ======


    (2) The common stock shares deposited to the escrow account are, for accounting purposes, treated as contingent consideration, and accordingly are excluded from the computation of goodwill until such time as the shares are released from escrow.

    (3) The fair market value per share is the average closing price of California Amplifier's common stock on the Nasdaq National Market for the period beginning two trading days before and ending two trading days after December 23, 2003, the day that the merger terms were agreed to and announced.

    (4) The fair value of options and warrants assumed was estimated using the Black-Scholes option pricing model with an interest rate of 3.3%, a dividend yield of 0%, a volatility factor of 133.6%, and an expected life of 5 years in the case of stock options and 1.75 years to 2 years in the case of warrants.


(M) Following is a computation of the excess of cost over the value of net assets acquired (i.e., goodwill):

     Recorded value of common stock issued to sellers
      and assumed options and warrants (excluding shares
      deposited to escrow account) ...............................  $ 83,509
     Direct costs of acquisition including legal,
      accounting and financial advisory fees .....................     2,600
                                                                      ------
     Total cost of Vytek acquisition (excluding common
      stock deposited to escrow account) .........................    86,109

     Fair value of net assets acquired:
       Current assets ....................................   $12,962
       Adjust finished goods inventory to fair value .....        24
       Property and equipment ............................     1,580
       Adjust property and equipment to fair value .......       (50)
       Intangible assets .................................     4,947
       Other assets ......................................     2,130
       Current liabilities ...............................   (11,260)
       Long-term debt and other non-current
        liabilities ......................................      (381)
       Accrued liability for Vytek's transaction
        costs ............................................    (1,375)
       Accrued liability for estimated merger
        integration costs ................................      (750)
       Adjust deferred revenue to fair value                     715
                                                              ------

        Total fair value of net assets acquired ...................    8,542
                                                                      ------
     Goodwill .....................................................  $77,567
                                                                      ======

                              California Amplifier, Inc.
               Pro Forma Condensed Combined Statement of Operations
                           Year Ended February 28, 2004
                     (In thousands except per share amounts)

                                             Historical
                                     -----------------------
                                     California                  Pro Forma       Pro Forma
                                      Amplifier     Vytek (A)   Adjustments        Total
                                     ----------    ---------    -----------      ---------
Revenue:
  Product sales                       $128,616      $ 17,565      $ (2,388)(B)   $ 143,793
  Service revenue                                     24,635          (833)(C)      23,215
                                                                      (587)(D)
                                       -------       -------        ------         -------
     Total revenue                     128,616        42,200        (3,808)        167,008

Cost of revenue:
  Cost of product sales                110,950        13,595        (1,671)(B)     122,874
  Cost of service revenue                             13,719                        13,719
                                       -------       -------        ------         -------
    Total cost of revenue              110,950        27,314        (1,671)        136,593
                                       -------       -------        ------         -------
Gross profit                            17,666        14,886        (2,137)         30,415
                                       -------       -------        ------         -------

Operating expenses:
  Research and development               5,363         3,389                         8,752
  Sales and marketing                    2,336         5,903                         8,239
  General and administrative             3,984        10,048                        14,032
  Depreciation and amortization                        1,483                         1,483
  Amortization of intangible assets                    3,322        (2,427)(E)         895
                                       -------       -------        ------         -------
    Total operating expenses            11,683        24,145        (2,427)         33,401
                                       -------       -------        ------         -------
Operating income (loss)                  5,983        (9,259)          290          (2,986)

Non-operating income (expense)            (243)          380                           137
                                       -------       -------        ------         -------
Income (loss) before income taxes        5,740        (8,879)          290          (2,849)
Income tax benefit (provision)             (26)            0            39 (F)          13
                                       -------       -------        ------         -------
Net income (loss)                     $  5,714      $ (8,879)     $    329       $  (2,836)
                                       =======       =======        ======         =======
Earnings (loss) per share:
  Basic                                $  0.39                                    $  (0.13)
  Diluted                              $  0.37                                    $  (0.13)

Shares used in computing
  earnings (loss) per share:
     Basic                              14,791         7,269 (G)                    22,060
     Diluted                            15,390         6,670 (H)                    22,060


                          California Amplifier, Inc.
    Notes to Pro Forma Condensed Combined Statement of Operations (Unaudited)
                           Year Ended February 28, 2004
                               (In thousands)



(A) The amounts shown for Vytek are the historical amounts for Vytek's fiscal year ended December 31, 2003.

(B) To adjust revenue and costs of goods sold to eliminate deferred revenue and deferred costs at December 31, 2002 which were recognized by Vytek in revenue and cost of revenue during the year ended December 31, 2003, as follows:

    (i)  Reduction of product sales revenue ..................   $(2,388)
                                                                   =====
    (ii) Reduction of cost of product sales ..................   $(1,671)
                                                                   =====
(C) To reflect as a reduction of service revenue for the
     year ended December 31, 2003 the fair value adjustment
     to Vytek's contracts backlog ..............................  $ (833)
                                                                   =====
(D) To reflect as a reduction of service revenue for the
    year ended December 31, 2003 the fair value adjustment
    to Vytek's deferred revenue on maintenance and support
    service agreements .........................................  $ (587)
                                                                   =====
(E) To adjust intangible asset amortization expense, as follows:

                                                   Amortization
                                         Ascribed   period in    Amortization
      Intangible asset description        value       years        expense
    --------------------------------     --------    -------       -------

   Developed / core technology           $  3,349        5         $  670
   Customer relationships and database      1,127        5            225
                                                                     ----
   Intangible asset amortization expense  ......................      895

   Less:  Vytek's intangible asset
           amortization expense                                    (3,322)
                                                                    -----

   Pro forma adjustment to reduce amortization expense .........  $(2,427)
                                                                    =====

(F) To adjust the income tax provision to reflect the
    effective rate that is reflected in California
    Amplifier's historical results for the fiscal year
    Ended February 28, 2004 ..................................... $    39
                                                                    =====
(G) The pro forma adjustment to shares used for basic earning (loss) per share is comprised as follows (in 000s):

      Common shares issued for Vytek acquisition ................   8,124
      Less shares deposited to escrow account, treated
       as contingent consideration ..............................    (855)
                                                                    -----
      Pro forma adjustment to shares used for basic
       earnings (loss) per share ................................   7,269
                                                                    =====

(H) The pro forma adjustment to shares used for diluted earning (loss) per share is comprised as follows (in 000s):

      Common shares issued for Vytek acquisition ................   8,124
      Less anti-dilutive shares:
       Shares deposited to escrow account, treated
        as contingent consideration  ............................    (855)
       Equivalent shares related to California
        Amplifier stock options that are included
        in the historical diluted share amount for
        the year ended February 28, 2004  .......................    (599)
                                                                    -----
       Pro forma adjustment to shares used for
        diluted earnings (loss) per share .......................   6,670
                                                                    =====